Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the reference to our firm under the captions “Experts” and to the use of our report dated March 28, 2011 in this Registration Statement on Form F-1 and related Prospectus of Brainsway Ltd. for the registration of its ordinary shares.

/s/ Kost Forer Gabbay & Kasierer Kost Forer Gabbay & Kasierer A Member of Ernst & Young Global	Tel-Aviv, Israel April 11, 2011